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              WORLDWIDE RESTAURANT CONCEPTS, INC. AND SUBSIDIARIES



                                   EXHIBIT 23


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 333-38412, 333-47659, and 333-476661 of Worldwide Restaurant Concepts, Inc. on Form S-8 of our report dated June 24, 2003 (July 15, 2003 as to the fifth paragraph of Note 6), appearing in this Annual Report on Form 10-K of Worldwide Restaurant Concepts, Inc. for the year ended April 30, 2003.

/s/ DELOITTE & TOUCHE LLP
Los Angeles, California

July 15, 2003